                                                                  Exhibit (a)(3)


                               BRIO SOFTWARE, INC.

                              STOCK OPTION ELECTION
                              LETTER OF TRANSMITTAL

To:      Brio Software, Inc.
         Attn:  Haleh Carrillo
         4980 Great America Parkway
         Santa Clara, CA  95054
         Fax:  (408) 496-7690

              DELIVERY OF THIS DOCUMENT TO AN ADDRESS OTHER THAN AS
         SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER
          THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
               AT 9:00 P.M., CALIFORNIA TIME, ON DECEMBER 5, 2001,
                          UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------


Pursuant to the terms of the Offer to Exchange dated November 5, 2001, this Election Form and the related Notice to Change Election from Accept to Reject, I hereby tender my outstanding options to purchase shares of common stock under the Brio Software, Inc. 1998 Stock Option Plan ("1998 Plan") and/or 2000 Non-Executive Stock Option Plan ("2000 Plan"), which were granted to me on or after August 3, 2000. I have listed on the table below (and on any additional attached schedule, if there is inadequate space on the table below) all of my options granted on or after August 3, 2000 under the 1998 Plan and 2000 Plan in compliance with the footnotes below.

------------------------------ ------------------------- ---------------------- -----------------------------
 Stock Option Plan (indicate        Grant Date of         Exercise Price per      Number of Option Shares
      "1998" or 2000")                Option (1)            share of Option        Subject to Option (2)
------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

------------------------------ ------------------------- ---------------------- -----------------------------

[ ] This box is check-marked if I have attached an additional schedule.

(1) Each option is listed on a separate line even if more than one option was issued on the same grant date.

(2) For each option, the offer applies only to the shares that may be acquired upon exercise of that option at the time of the exchange. In other words, shares that have already been acquired upon exercise of an option are not eligible for exchange.

Stock Option Election
Letter of Transmittal
Page 2

     I hereby acknowledge receipt of the Offer to Exchange dated November 5, 2001 (the "Offer to Exchange"). All capitalized terms used in this Election Form and not otherwise defined shall have the meaning ascribed to them in the Offer to Exchange. The Offer to Exchange, this Stock Option Election Letter of Transmittal (this "Election Form") and the related Notice to Change Election from Accept to Reject, as each may be amended from time to time, constitute the "offer." I hereby agree to all of the terms of the offer, and I acknowledge that Brio Software, Inc. (the "Company") has advised me to consult with my own advisors as to the consequences of participating or not participating in the offer. I acknowledge that the Company has advised me to read and understand all of the terms of the offer.

     Subject to the terms and conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon acceptance by the Company of the options tendered hereby, I hereby surrender, assign and transfer to, the Company all right, title and interest in and to all of the options that I am tendering hereby. I agree that this Election Form is an amendment to the option agreement or agreements to which the options I am tendering are subject. I understand that the options tendered will be irrevocably canceled upon their acceptance by the Company, and that I will have no rights under the canceled option.

     I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent such options are accepted for exchange by the Company, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the options I am tendering.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of options pursuant to the procedure described in the Offer to Exchange and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the offer.

     Subject to the terms and conditions of the offer, the options tendered will be exchanged for new options to purchase common stock of the Company pursuant to the stock option plan under which the exchanged options were issued. The new options will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the new options. I acknowledge that the new options will not be exercisable, whether or not vested, until at least six months following the date of their grant. I acknowledge that in order to receive new options, I must be an employee of the Company or one of its subsidiaries from the date I tender options continuously through the date the new options are granted and I must otherwise be eligible under the Plan on the date the new options are

Stock Option Election
Letter of Transmittal
Page 3

granted. I further acknowledge that, if my employment is terminated for any reason, with or without cause and including death or disability, before the new options are granted, I will not receive any new options or any other consideration for the options that I tender and that are accepted for exchange by the Company. I understand that my participation in the offer does not create any right to employment with the Company and does not interfere with the ability of the Company to terminate my employment at any time, with or without cause.

     I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the offer and postpone the acceptance and cancellation of any options tendered for exchange. I understand that the options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     I waive any right to receive any notice of the acceptance of this Election Form or the options tendered hereby, except as provided for in the Offer to Exchange.

     The name of the registered holder of the options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such options.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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                                               SIGNATURE OF OWNER

X                                                                 Date:                          Time:
  ------------------------------------------------------------           ---------------------          -----------
     (Signature of Option Holder or Authorized Signatory)

Name:
      -------------------------------------------------------------------------------------------------------------
                                                (Please Print)

Capacity, if not Option Holder:
                                -----------------------------------------------------------------------------------

Address:
         ----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                         (Please include ZIP code)

E-mail Address:
                 --------------------------------------------------------------------------------------------------

Telephone No. (with area code):

-------------------------------------------------------------------------------------------------------------------
Tax ID/Social Security No.:

-------------------------------------------------------------------------------------------------------------------

           INSTRUCTIONS TO STOCK OPTION ELECTION LETTER OF TRANSMITTAL
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Election Form. A properly completed and duly executed
        -------------------------
original of this Election Form, and any other documents required by this Election Form, must be received by the Company at its address set forth on the first page of this Election Form on or before the expiration date of the offer.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date of the offer. If the offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, you may also withdraw tendered options that are not accepted before 9:00 p.m., California time, on Friday, January 4, 2002. To withdraw tendered options you must deliver a Notice to Change Election from Accept to Reject in the form provided in the offer, or such other form providing all of the information required by and complying with the procedures set forth in such form of Notice to Change Election from Accept to Reject. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the offer, unless such withdrawn options are properly re-tendered prior to the expiration date of the offer by delivering another Election Form, dated after the Notice to Change Election from Accept to Reject, following the procedures set forth in the Offer to Exchange and the Election Form. The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Election Form, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Inadequate Space. If there is inadequate space on the table on the first
        ----------------
page of this Election Form, check the box under the table to so indicate and attach an additional schedule setting forth the required information. Such additional schedule will be considered part of this Election Form, and you should print your name on and sign such schedule.

     3. Tenders. If you intend to tender options pursuant the offer, you must
        -------
complete the table on the first page of this Election Form by providing the following information for each option that you intend to tender:

     - Stock Option Plan. Please indicate the Stock Option Plan under which the applicable option was granted. This information is set forth on your notice of stock option grant, and will be either the Company's 1998 Stock Option Plan or 2000 Non-Executive Stock Option Plan.

     - Grant Date of Option. This is the date the tendered option was granted to you. Such date is set forth on your notice of option grant. You should list each option on a separate line even if more than one option was issued to you on the same grant date.

     - Exercise Price per share of Option. This is the price per share required to exercise the tendered option. Such price is set forth on your notice of option grant.

     - Number of Option Shares Subject to Option. This is the number of shares that may be acquired upon exercise of the tendered option. This number might not be the same number set forth on

Instructions to Stock Option Election
Letter of Transmittal
Page 2

your notice of option grant, because you should not include shares that have already been acquired upon exercise of an option.

     The Company will not accept partial tenders of options. If you choose to tender an option, you must tender the option with respect to all of the shares, whether or not vested, that are subject to that option. If you have more than one eligible option grant, the Company will not accept any tender of your options unless all of your eligible options are tendered.

     4. Signatures on This Election Form. If this Election Form is signed by the
        --------------------------------
holder of the options tendered hereby, the signature must correspond with the name as written on the face of the option agreement or agreements to which such options are subject, without alteration, enlargement or any change whatsoever. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Election Form.

     Signatures must be accompanied by the additional information requested: the date and time of signature, current address, e-mail address (if available), and social security number or other identification number, such as a tax identification number or national identification number. The e-mail address is the only optional information; all other information must be completed.

     5. Requests for Assistance or Additional Copies. Any questions or requests
        --------------------------------------------
for assistance, as well as requests for additional copies of the Offer to Exchange, this Election Form or a Notice to Change Election from Accept to Reject may be directed to Haleh Carrillo of the Company at the address indicated on the first page of this Election Form, or by phone (408) 496-7417. Copies will be furnished promptly at the Company's expense.

     6. Irregularities. All questions as to the number of option shares subject
        --------------
to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS LETTER TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE OF THE OFFER.

     7. Important Tax Information. You should refer to Section 14 of the Offer
        -------------------------
to Exchange, which contains important U.S. federal income tax information. If you are a tax resident outside of the United States, you should refer to Section 15 of the Offer to Exchange for a discussion of tax consequences of the offer which may apply to you.